Exhibit 99.1

News Release
For Immediate Release

         First Litchfield Financial Corporation Announces 2007 Earnings

Litchfield, Connecticut, March 31, 2008--First Litchfield Financial Corporation (trading symbol: FLFL.OB) (the "Company") the holding company for The First National Bank of Litchfield (the "Bank") reported earnings for the year ending December 31, 2007.

Net income for 2007 totaled $1,947,000, representing an increase of $538,000, or 38% from 2006 earnings of $1,409,000. Basic and diluted net income per share for 2007 were $.82 per share, as compared with $.60 basic and $.59 diluted net income per share, for 2006. Earnings for the fourth quarter of 2007 totaled $285,000, compared to a fourth quarter 2006 loss of $190,000. Fourth quarter basic and diluted net income per share for 2007 were $.12 per share, compared to a loss of $.08 per basic and diluted share for the same period in 2006.

President and CEO Joseph J. Greco stated, "2007 earnings were consistent with our expectations of growing into the infrastructure and initiatives begun over the last two years. We are particularly pleased with first-year results of First Litchfield Leasing Corporation as well as the market growth experienced via our new branches.

I am also pleased to report that our asset quality remains strong. As you know, the financial markets have suffered through some difficult times over the past months as a result of suspect lending practices. Many financial institutions have been forced to significantly curtail their ongoing loan operations. We have adhered to prudent underwriting standards while aggressively pursuing quality loan opportunities within our markets."

Net interest income for 2007 totaled $13,213,000, an increase of 4% or $522,000 from 2006. The increase in net interest income was due to increased margin resulting from a more profitable mix of earning assets in spite of the flat and inverted yield curve experienced during most of 2007. Interest income on average earning assets for 2007 totaled $28,710,000, which was an increase of 8.5%, from 2006 interest income. The increase is the result of a higher level of average earning assets resulting from loan and lease growth. Additionally, the strategy to shift the asset mix from investments to loans, with an emphasis on deposit growth and cost efficient funding helped to increase the net interest margin from 2006. Consistent with that goal, net loans and leases increased $33,575,000 over the year-end 2006 amount. During 2007, the volume of residential mortgage loans and lease receivables increased by $12,475,000 and $8,634,000, respectively, from year-end 2006.

Retail deposits, which excludes brokered deposits, increased $29,722,000 or 12% at December 31, 2007 over the year-end level. This increase is attributed to the Bank's expansion from the opening of three (3) new branches during 2006 as well as to an increasing emphasis on the development and retention of commercial, municipal and small business accounts. Deposit growth in savings deposits was $11,040,000 due to higher municipal NOW deposits and increased Health Savings Accounts. Money market deposits and time certificates of deposit

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increased  $7,659,000  and  $18,573,000,  respectively,  due  to  growth  in the relationship money market deposit products and promotional certificates of deposit.

Non-interest income for 2007 totaled $3,431,000, up $1,158,000, or 51%, from 2006 non-interest income of $2,273,000. Trust fee income totaled $1,373,000 which represents an increase of $237,000, or 21%, from 2006. This increase is due to fees from the Company's growth in investment management services. Banking service charges and fees increased 11%, or $133,000, from 2006, as a result of revenue opportunities from deposit accounts and cash management services.

Non-interest expense for 2007 totaled $14,267,000, and represented an increase of $1,064,000, or 8.1%, from 2006. The execution of initiatives begun in 2006 and the full year's costs related to those initiatives was responsible for the increase in non-interest expense. These initiatives which included increasing the branch franchise, adding key talent to the wealth management and commercial lending areas and the formation of the leasing company, resulted in significantly increased costs in personnel, occupancy, equipment, and other non-interest expenses. Offsetting some of the increase in costs were decreases in advertising costs, reflective of the branch opening promotions in 2006. Computer software and technology consulting costs have been reduced due to the change in the Bank's core processor and lower costs for exam and audit fees as they relate to regulatory reporting and the Company's plans for implementing Sarbanes-Oxley initiatives.

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumption made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including, among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios and other factors that may be described in the Company's quarterly reports on Form 10-Q and its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission's internet website (www.sec.gov) and to which reference is hereby made. Therefore, actual future results may differ significantly from results discussed in the forward-looking statements.

The First National Bank of Litchfield is a community bank operating full-service banking offices in Canton, Goshen, Litchfield, Marble Dale, New Milford, Roxbury, Washington and Torrington, Connecticut. The Bank maintains a full-service Trust department that offers asset management, custody and estate settlement services to individuals, non-profit and commercial customers. Additionally, the Bank offers non-deposit retail investment products such as mutual funds, annuities and insurance through its relationship with Infinex Investments, Inc. The Bank's subsidiary, First Litchfield Leasing Corporation, provides middle market equipment leasing/financing to the commercial markets of Connecticut and Massachusetts. The Company's website address is www.fnbl.com.

Contact:   Joseph J. Greco, President and CEO
           (860) 567-6438
                        (selected financial data follows)

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                         First Litchfield Financial Corp

                      Selected Consolidated Financial Data
                                   (Unaudited)

Period end balance sheet data:                              December 31,
                                                       2007                2006
                                                       ----                ----

Total Assets                                   $507,654,000        $501,232,000
Loans and leases, net                           327,475,000         294,942,000
Investments                                     129,014,000         147,821,000
Deposits                                        335,618,000         333,429,000
Borrowings                                      137,297,000         136,510,000
Stockholders' equity                             28,313,000          26,206,000

Book value per share                                  11.96               11.63
Tangible book value per share                         11.96               11.63
Leverage ratio                                         8.04%               7.72%
Shares outstanding                                2,368,200           2,366,702

                                                        For the Year Ended
                                                            December 31,
                                                       2007               2006
                                                       ----               ----
Operating results:
Net interest income                            $ 13,213,000       $ 12,691,000
Securities income (losses), net                      20,000           (667,000)
Total non-interest income                         3,431,000          2,273,000
Loan and lease loss provision                       204,000            420,000
Total non-interest expense                       14,267,000         13,203,000
Income before tax                                 2,173,000          1,341,000
Income tax expense (benefit)                        226,000            (68,000)
Net income                                        1,947,000          1,409,000

Earnings per share (basic)                              .82                .60
Return on average assets                                .39%               .29%
Return on average equity                               7.25%              5.43%



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